UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 22, 2004

                           Real Mex Restaurants, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	333-116310	13-4012902
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4001 Via Oro Avenue, Suite 200, Long Beach CA	07702
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (310) 513-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17

    CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17

    CFR 240.13e-4(c))

Item 8.01 - OTHER EVENTS

On September 28, 2004, Real Mex Restaurants, Inc., a Delaware corporation (the "Company") commenced an exchange offer relating to its outstanding 10% Senior Secured Notes Due 2010.

On October 22, 2004, the Company issued a press release announcing (i) the temporary suspension of the use of the Company's exchange offer prospectus and (ii) that the exchange offer, which was initially scheduled to expire on October 27, 2004, has been extended until 5:00 p.m., E.S.T. on November 30, 2004.

Attached as Exhibit 99.1 is a press release relating to this announcement.

Item 9.01. - FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

	Exhibit Number	Description
	99.1	Press release dated October 22, 2004 entitled "Real Mex Restaurants, Inc. Announces Temporary Suspension of Use of Exchange Offer Prospectus and Extension of Exchange Offer"

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL MEX RESTAURANTS, INC.

Dated: October 25, 2004	By:	/s/ Steven Tanner
Steven Tanner
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release dated October 22, 2004 entitled "Real Mex Restaurants, Inc. Announces Temporary Suspension of Use of Exchange Offer Prospectus and Extension of Exchange Offer"

FOR IMMEDIATE RELEASE

Contact:

Megan Dyer

Allison & Partners

(619) 515-5327

megan@allisonpr.com

REAL MEX RESTAURANTS, INC. ANNOUNCES
TEMPORARY SUSPENSION OF USE OF EXCHANGE OFFER PROSPECTUS AND
EXTENSION OF EXCHANGE OFFER

Long Beach, Calif. - Oct. 22, 2004 - Real Mex Restaurants, Inc. (the "Company") announced today that it has extended the expiration date for its previously announced exchange offer relating to its outstanding 10% Senior Secured Notes Due 2010 (the "Notes") which commenced on September 28, 2004.

As previously announced, on October 14, 2004, one of the Company's subsidiaries, CKR Acquisition Corp., a Delaware corporation ("Buyer"), entered into an asset purchase agreement (the "Agreement") with Chevys, Inc. and its subsidiaries pursuant to which, subject to the terms and conditions of the Agreement, the Buyer agreed to purchase substantially all of the assets of Chevys, Inc. and its subsidiaries. As a result of the entering into of the Agreement, the Company intends to amend or supplement the Company's prospectus relating to the exchange offer to include certain financial statements of Chevys.  Accordingly, (i) the Company is temporarily suspending use of the exchange offer prospectus and (ii) the exchange offer, which was initially scheduled to expire on October 27, 2004, has been extended until 5:00 p.m., E.S.T. on November 30, 2004. Holders of Notes are instructed not to tender Notes pursuant to the exchange offer until further notice from the Company.  Holders of Notes previously tendered for exchange shall have the right to withdraw tenders of Notes at any time prior to the expiration of the exchange offer. As of this date, holders of $5,920,000, or approximately 5.6%, of the outstanding principal amount of Notes have tendered their Notes for exchange.

This press release is for informational purposes only and is not intended to serve as a solicitation to buy securities or an offer to sell securities.

About Real Mex Restaurants

Headquartered in Long Beach, California, Real Mex Restaurants is one of the largest full-service, casual dining Mexican restaurant chain operators in the United States, with 124 restaurants in California and six other states. These include 67 El Torito Restaurants, 39 Acapulco Mexican Restaurants, 6 El Torito Grill Restaurants, the Las Brisas Restaurant in Laguna Beach, and several regional restaurant concepts such as Who-Song & Larry's,

Casa Gallardo, El Paso Cantina, Keystone Grill, Hola Amigos and GuadalaHARRY'S. Real Mex Restaurants is committed to the highest standards and is dedicated to serving the freshest Mexican food with excellent service in a clean, comfortable, and friendly environment. For more information, please visit the company's websites at www.eltorito.com and www.acapulcorestaurants.com.

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Certain statements contained herein that are not descriptions of historical facts are "forward-looking" statements. Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Risks and uncertainties that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, those discussed in filings made by Real Mex Restaurants, Inc. with the Securities and Exchange Commission. Many of the factors that will determine future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management's views only as of the date hereof. Real Mex Restaurants, Inc. undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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